PROSPECTUS

                               STEVEN MADDEN, LTD.


                         200,000 Shares of Common Stock


         All of the shares of common stock being offered by this prospectus are being sold by the selling securityholder named under the "Selling Securityholder" section of this Prospectus beginning on page 11. We are registering the shares pursuant to Warrant Agreement between us and the selling securityholder. The term "Shares" shall be used in this Prospectus to refer to the shares of Steven Madden Ltd. Common stock to be sold by the Selling Securityholder and the term "Selling Securityholder" shall refer to the selling securityholder identified on page of this Prospectus.

         The Selling Securityholder will sell the Shares issuable pursuant to warrants they own as described under "Plan of Distribution" beginning on page
11. Steven Madden, Ltd. will not receive any of the proceeds from this offering. However, we will receive $7.50 for each warrant that is exercised by the Selling Securityholder, and if all of the warrants owned by the Selling Securityholder are exercised, we will receive a total of $1,500,000.

         Our common stock is quoted on The Nasdaq National Market under the symbol "SHOO". The closing price of the common stock on November 5, 1999 was $13.44 per share.

         Our principal executive offices are located at 52-16 Barnett Avenue, Long Island City, New York 11104. Our telephone number is (718) 446-1800.

                      -------------------------------------

         An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

                      -------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      -------------------------------------

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to by these securities in any state where the offer or sale is not permitted.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 9, 1999.

                              AVAILABLE INFORMATION

                  We file reports, proxy statements and other information with the Securities and Exchange Commission. Those reports, proxy statements and other information may be obtained:

                  o At the Public Reference Room of the SEC, Room 1023 -- Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549;

                  o At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

                  o From the SEC, Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

                  o At the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or

                  o From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         Some locations may charge  prescribed  rates or modest fees for copies.
For  more  information  on  the  public   reference  rooms,   call  the  SEC  at
1-800-SEC-0330.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our Company and our common stock, including certain exhibits. You can get a copy of the registration statement from the SEC at the addresses listed above or from its Internet file.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to you those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all the shares. This prospectus is part of registration statement we filed with the SEC (Registration No. 333-91127).

         o Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

         o Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         o Proxy Statement on Schedule 14A dated April 30, 1999.

         o Annual Report on Form 10-K for the year ended December 31, 1998.

         o The  description  of the  Common  Stock,  par value  $.0001 per share
           ("Common Stock"), of Steven Madden, Ltd. contained in its registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         On request, we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Requests should be directed to the Chief Financial Officer of Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104, telephone number (718) 446-1800.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other that the date on the front of this document.


                                   THE COMPANY

         Steven Madden, Ltd. (together with its subsidiaries will be referred to as the "Company") designs, sources and sells fashion footwear under the Steve Madden(R), l.e.i.(R) and David Aaron(R) brands for women and girls ages 8 to 45 years. The Company's branded products are designed to appeal to style-conscious consumers in the junior and better market segments. As of October 31, 1999, the Company distributes its products through its website at WWW.STEVEMADDEN.COM thirty-eight (38) Steve Madden(R) retail stores, one (1) David Aaron(R) store, three (3) outlet stores and more than three thousand (3,000) department and specialty store locations in the United States, Australia, Canada, Israel, Mexico and Venezuela. The Company's product line includes core products, which are sold year-round, complemented by a broad range of updated styles which are designed to establish or capitalize on market trends.

         The Company's business is comprised of three (3) distinct segments: a wholesale division which includes Steve Madden(R), l.e.i.(R) and David Aaron(R); a retail subsidiary; and a private label subsidiary. The Company also has an aggressive licensing program and has through October 31, 1999 entered into nine
(9) licensing agreements for belts, sportswear and jeanswear, outerwear, handbags, sunglasses, hosiery, intimate apparel, hair accessory products and jewelry. Given the strength of brand awareness in the juniors marketplace, the Company has entered into separate license agreements pursuant to which the Company has the right to source, distribute and market footwear under the lei(R) trademark and the Jordache trademark.

         Steven Madden, Ltd., was incorporated as a New York corporation on July 9, 1990 and reincorporated under the same name in Delaware in November 1998. The Company was founded and developed by Steven Madden, its principal designer and Chief Executive Officer, President and Chairman of the Board, who has established a reputation for his creative designs, popular styles and quality products at accessible price points. The Company completed its initial public offering in December 1993 and its securities traded on The Nasdaq SmallCap
Market until December 1996. In January 1997, the Company's shares of Common Stock and Class B Common Stock Purchase Warrants began trading on The Nasdaq National Market under the symbols "SHOO" and "SHOOZ", respectively. In July 1998, the Class B Warrants were called for redemption by the Company, and as a result, the Company received approximately $10,800,000 in proceeds from the exercise of the Class B Warrants.

         The Company maintains its principal executive offices at 52-16 Barnett Avenue, Long Island City, NY 11104, telephone number (718) 446-1800.

                                  RISK FACTORS

         You should carefully consider the risks described below before investing in our company. The risks and uncertainties described below are not the only ones facing our company. Other risks and uncertainties that we have not predicted or assessed may also adversely affect our company.

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe,' "intend," "estimate," and "continue" or other similar words. You should read statements that contain these words carefully for the following reasons:

         o    the statements may discuss our future expectations;
         o the statements may contain projections of our future earnings or of our financial condition; and
         o    the statements may state other "forward-looking" information.

         We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed below, as well as any cautionary language in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our company, you should be aware that the occurrence of any of the events described in the risk factors below, elsewhere in or incorporated by reference into this prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition or business. In such case, the trading price of our securities could decline and you may lose or all or part of your investment.

RISKS EFFECTING OUR COMPANY

         WE ARE DEPENDENT ON KEY PERSONNEL. We are dependent, in particular, upon the services of Steven Madden, our Chief Executive Officer, President, Chairman of the Board and chief designer and Rhonda Brown, our Chief Operating Officer. If Mr. Madden or Ms. Brown are unable to provide services to the Company for whatever reason, the business could be adversely affected. The Company therefore maintains a key person life insurance policy on Mr. Madden with coverage in the amount of $10 million; however, the Company does not maintain a policy on Ms. Brown. The Company has an employment contract with Mr. Madden that expires on December 31, 2007, and an employment contract with Ms. Brown that expires on June 30, 2001. In the event Mr. Madden is terminated for other than cause or total disability, the Company will be required to pay Mr. Madden's remaining salary under his contract, half of which must be paid upon termination. Mr. Madden is also entitled during the term of the contract to an annual $50,000 non-accountable expense account. In the event of a change in control, Mr. Madden and Ms. Brown may choose to continue their employment with the Company or terminate employment and receive the remaining salary under their respective contracts. Since Mr. Madden and Ms. Brown are involved in all aspects of the Company's business, there can be no assurance that a suitable replacement for either could be found if either were unable to perform services for the Company. As a consequence, a loss of Mr. Madden, Ms. Brown or other key management personnel could have a material adverse effect upon the Company's business, results of operations and financial condition. In addition, the Company's ability to market its products and to maintain profitability will depend, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel. The inability of the Company to attract and retain such qualified personnel would have a material adverse effect on the Company's business, financial condition and results of operations.

         OUR SALES ARE SUBJECT TO RAPIDLY CHANGING CONSUMER PREFERENCES. Our success will depend in significant part upon our ability to anticipate and respond to product and fashion trends in the womens, juniors and girls marketplace as well as to anticipate, gauge and react to changing consumer demands in a timely manner. We cannot be certain that the Company's products will correspond to the changes in taste and demand or that we will be able to successfully market products which respond to such trends. If we misjudge the market for our products, the Company may have significant excess inventories for some products and missed opportunities with others. In addition, misjudgments in merchandise selection could adversely affect the our image with our customers and weak sales and resulting markdown requests from customers could have a material adverse effect on the Company's business, results of operations and financial condition.

         DEMAND FOR OUR PRODUCTS MAY DECLINE IN A RECESSIONARY ECONOMY. The fashion footwear industry is cyclical, with purchases tending to decline during recessionary periods when disposable income is low. Purchases of contemporary shoes and accessories tend to decline during recessionary periods and also may decline at other times. While the Company has fared well in recent years in a difficult retail environment, there can be no assurance that the Company will be able to maintain its historical rate of growth in revenues and earnings, or remain profitable in the future. A recession in the national or regional economies or uncertainties regarding future economic prospects, among other things, could affect consumer spending habits and have a material adverse effect on the Company's business, results of operations and financial condition.

         CHANGES IN THE RETAIL INDUSTRY MAY EFFECT DEMAND FOR OUR PRODUCTS. In recent years, the retail industry has experienced consolidation and other ownership changes, including the rapid expansion of retail sales via the internet. In addition, some of our customers have operated under the protection of the federal bankruptcy laws. In the future, retailers in the United States and in foreign markets may consolidate, undergo restructurings or reorganizations, or realign their affiliations, any of which could decrease the number of stores that carry the Company's products or increase the ownership concentration within the retail industry. This could result in pressure by retail customers of the Company's products to reduce wholesale prices charged by the Company and to provide retail customers with additional benefits. While such changes in the retail industry have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

         WE MAY NOT EFFECTIVELY MANAGE OUR INVENTORY. Our ability to manage our inventories properly is an important factor in the success of our operations. Inventory shortages can adversely affect the timing of shipments to customers and diminish brand loyalty. Conversely, excess inventories can result in increased interest costs as well as lower gross margins due to the necessity of providing discounts to our retail customers. The inability of the Company to effectively manage its inventory would have a material adverse effect on the Company's business, financial condition and results of operations.

         WE ARE DEPENDENT UPON A LIMITED NUMBER OF CUSTOMERS. The Company's wholesale customers purchasing footwear consist principally of department stores and specialty stores, including shoe boutiques. Certain of the Company's department store customers, including some under common ownership, account for significant portions of the Company's wholesale net sales. Presently, the Company sells approximately sixty percent (60%) of its wholesale products to department stores, including Federated Stores (Bloomingdales, Burdines, Macy's and Bullocks), Dillards, Nordstrom, Dayton Hudson and May Department Stores
(Famous Barr, Filene's, Foley's, Hecht's, Kaufmann's, Meier & Frank, and Robinson's May) and approximately forty (40%) percent to specialty stores, including shoe boutiques. The Company's largest wholesale customers, Federated Stores and Nordstrom, account for approximately twenty percent (20%) and seventeen percent (17%) of the Company's wholesale sales, respectively.

         The Company believes that a substantial portion of sales of the Company's licensed products by its licensing partners are also made to the Company's largest department store customers. The Company generally enters into a number of purchase order commitments with its customers for each of its lines every season and does not enter into long-term agreements with any of its customers. Therefore, a decision by Federated Stores, Nordstrom or any other significant customer, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease the amount of merchandise purchased from the Company or its licensing partners, or to change its manner of doing business could have a material adverse effect on the Company's business, financial condition and results of operations. The Company sells its products primarily to retail stores across the United States and extends credit based on an evaluation of each customer's financial condition, usually without requiring collateral. While various retailers, including some of the Company's customers, have experienced financial difficulties in the past few years which increased the risk of extending credit to such retailers, the Company's losses due to bad debts have been limited. However, financial difficulties of a customer could cause the Company to curtail business with such customer or require the Company to assume more credit risk relating to such customer's receivables.

         WE ARE DEPENDENT ON FOREIGN MANUFACTURERS. A significant portion of the Company's products are currently sourced outside the United States through arrangements with a number of foreign manufacturers in four different countries. During the year ended December 31, 1998, approximately 95% of the Company's products were purchased from sources outside the United States, including Mexico, China, Brazil and Spain.

         Risks inherent in foreign operations include work stoppages, transportation delays and interruptions, changes in social, political and economic conditions which could result in the disruption of trade from the countries in which the Company's manufacturers or suppliers are located, the imposition of additional regulations relating to imports, the imposition of additional duties, taxes and other charges on imports, significant fluctuations of the value of the dollar against foreign currencies, or restrictions on the transfer of funds, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not believe that any such economic or political conditions will materially affect the Company's ability to purchase products, since a variety of materials and alternative sources exist. The Company cannot be certain, however, that it will be able to identify such alternative sources without delay or without greater cost to the Company, if ever. The Company's inability to identify and secure alternative sources of supply in this situation would have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's imported products are also subject to United States customs duties. The United States and the countries in which the Company's products are produced or sold may, from time to time, impose new quotas, duties, tariffs, or other restrictions, or may adversely adjust prevailing quota, duty or tariff levels, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

         MANUFACTURERS' MAY FAIL TO MANUFACTURE IN A TIMELY MANNER, TO MEET QUALITY STANDARDS OR TO USE ACCEPTABLE LABOR PRACTICES. As is common in the footwear industry, the Company contracts for the manufacture of a majority of its products to its specifications through foreign manufacturers. The Company does not own or operate any manufacturing facilities and is therefore dependent upon independent third parties for the manufacture of all of its products. The Company's products are manufactured to its specifications by both domestic and international manufacturers. The inability of a manufacturer to ship orders of the Company's products in a timely manner or to meet the Company's quality standards could cause the Company to miss the delivery date requirements of its customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

         Although the Company enters into a number of purchase order commitments each season specifying a time frame for delivery, method of payment, design and quality specifications and other standard industry provisions, the Company does not have long-term contracts with any manufacturer. As a consequence, any of these manufacturing relationships may be terminated, by either party, at any time. Although the Company believes that other facilities are available for the manufacture of the Company's products, both within and outside of the United States, there can be no assurance that such facilities would be available to the Company on an immediate basis, if at all, or that the costs charged to the Company by such manufacturers will not be greater than those presently paid.

         The Company requires its licensing partners and independent manufacturers to operate in compliance with applicable laws and regulations. While the Company promotes ethical business practices and the Company's staff periodically visits and monitors the operations of its independent manufacturers, the Company does not control such manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of the Company or by one of the Company's licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could have a material adverse effect on the Company's business, financial condition and results of operations.

         WE FACE INTENSE COMPETITION. The fashionable footwear industry is highly competitive and barriers to entry are low. The Company's competitors include specialty companies as well as companies with diversified product lines. The recent substantial growth in the sales of fashionable footwear has encouraged the entry of many new competitors and increased competition from established companies. Most of these competitors, including Kenneth Cole, Nine West, DKNY, Sketchers, Nike and Guess, have significantly greater financial and other resources than the Company and there can be no assurance that the Company will be able to compete successfully with other fashion footwear companies. Increased competition could result in pricing pressures, increased marketing expenditures and loss of market share, and could have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes effective advertising and marketing, fashionable styling, high quality and value are the most important competitive factors and plans to employ these elements as it develops its products. The Company's inability to effectively advertise and market its products could have a material adverse effect on the Company's business, financial condition and results of operations.

         WE ARE SUBJECT TO RISKS FROM RAPID EXPANSION OF OUR RETAIL BUSINESS. The Company's continued growth depends to a significant degree on further developing the Steve Madden and David Aaron brands, creating new product categories and businesses and operating Company-owned stores on a profitable basis. The Company plans to open three (3) Steve Madden retail stores during the fourth quarter of 1999 and ten (10) stores during the year ending December 31, 2000. The Company's recent and planned expansion includes the opening of stores in new geographic markets. New markets have in the past presented, and will continue to present, competitive and merchandising challenges that are different from those faced by the Company in its existing markets. There can be no assurance that the Company will be able to open new stores, and if opened, that such new stores will be able to achieve sales and profitability levels consistent with existing stores. The Company's retail expansion is dependent on a number of factors, including the Company's ability to locate and obtain favorable store sites, the performance of the Company's wholesale and retail operations, and the ability of the Company to manage such expansion and hire and train personnel. Past comparable store sales results may not be indicative of future results, and there can be no assurance that the Company's comparable store sales results will increase or not decrease in the future. In addition, there can be no assurance that the Company's strategies to increase other sources of revenue, which may include expansion of its licensing activities, will be successful or that the Company's overall sales or profitability will increase or not be adversely affected as a result of the implementation of such retail strategies.

         The Company's growth has increased and will continue to increase demand on the Company's managerial, operational and administrative resources. The Company has recently invested significant resources in, among other things, its management information systems and hiring and training new personnel. However, in order to manage currently anticipated levels of future demand, the Company may be required to, among other things, expand its distribution facilities, establish relationships with new manufacturers to produce its products, and continue to expand and improve its financial, management and operating systems. There can be no assurance that the Company will be able to manage future growth effectively and a failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations.

         THERE ARE SEASONAL AND QUARTERLY FLUCTUATIONS IN DEMAND FOR OUR PRODUCTS. The Company's quarterly results may fluctuate quarter to quarter as a result of the timing of holidays, weather, the timing of larger shipments of footwear, market acceptance of the Company's products, the mix, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the mix between wholesale, retail and licensing businesses, the incurrence of other operating costs and factors beyond the Company's control, such as general economic conditions and actions of competitors. In addition, the Company expects its sales and operating results may fluctuate significantly with the opening of new retail stores, the amount of revenue contributed by new stores, changes in comparable store sales and the introduction of new products. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

         WE MAY NOT BE ABLE TO PROTECT OUR TRADEMARKS AND SERVICEMARKS PROTECTION. The Steve Madden and Steve Madden plus Design trademarks/service marks have been registered in numerous International Classes (25 clothing & shoes; 18 leather goods, such as handbags & wallets; 9 eye wear, 14 jewelry, 35 retail store services) in the United States. The Company also has trademark registrations in the U.S. for the marks Eyeshadows By Steve Madden (Int'l Cl. 9 eye wear), Ice Tea (Int'l Cl. 25 clothing) and Soho Cobbler (Int. Cl. 9, eye wear, 25 clothing & shoes).

         The Company further owns registrations for the Steve Madden and Steve Madden plus Design trademarks/service marks in various International Classes in China, Hong Kong, Israel, Japan, Korea, Mexico, Panama, South Africa, Taiwan, the 15 cooperating countries of Europe and the Benelux countries and has pending applications for registration for the Steve Madden and Steve Madden plus Design trademarks/service marks in Argentina, Australia, Brazil, Canada, Chile, Colombia, Italy, Malaysia, Mexico, Peru, Thailand and Venezuela. There can be no assurance, however, that the Company will be able to effectively obtain rights to the Steve Madden mark throughout all of the countries of the world. Moreover, no assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of the Company or that the Company will be able to successfully resolve such conflicts. The failure of the Company to protect such rights from unlawful and improper appropriation may have a material adverse effect on the Company's business, financial condition and results of operation.

         Additionally, the Company owns registrations for the David Aaron trademark and service mark in various International Classes in the United States (Int'l Cl. 25 clothes, shoes, 18 leather goods, handbags, wallets, 35 retail store services), Australia, Canada, Hong Kong, Israel, Spain and the 15 cooperating countries in Europe. The Company further has pending applications for registration of the David Aaron trademark and service mark in Japan, Panama and South Africa. The Company believes that the David Aaron trademark has a significant value and is important to the marketing of the Company's products.

         The Company believes that its trademarks/service marks and other proprietary rights are important to its success and its competitive position. Accordingly, the Company devotes substantial resources to the establishment and protection of its trademarks on a worldwide basis. Nevertheless, there can be no assurance that the actions taken by the Company to establish and protect its trademarks and other proprietary rights will be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of the Company's products as violative of the trademarks and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of the Company or that the Company will be able to successfully resolve such conflicts. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. The failure of the Company to establish and then protect such proprietary rights from unlawful and improper appropriation could have a material adverse impact on the Company's business, financial condition and results of operations.

         FOREIGN CURRENCY FLUCTUATIONS COULD ADVERSELY EFFECT OUR PROFITABILITY. The Company generally purchases its products in U.S. dollars. However, the Company sources substantially all of its products overseas and, as such, the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which the Company and foreign competitors sell their products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on the Company's business, financial condition and results of operations.

         WE DO NOT EXPECT TO PAY DIVIDENDS. The Company anticipates that all of its earnings in the foreseeable future will be retained to finance the continued growth and expansion of its business and has no current intention to pay cash dividends.

         WE ARE SUBJECT TO RISKS FROM THE YEAR 2000 PROBLEM. The Company recognizes that a challenging problem exists in that many computer systems worldwide do not have the capability of recognizing the year 2000 or the years thereafter. No easy technological "quick fix" has yet been developed for this problem. The Company has spent a considerable sum of money to assure that all its software programs are year 2000 compliant and believes that we are presently year 2000 compliant. This "Year 2000 Computer Problem" creates risk for the Company from unforeseen problems in its own software and from third parties with whom the Company deals. Such failures of the Company and/or third parties' computer systems could have a material adverse effect on the Company and its ability to conduct its business in the future.

INVESTMENT RISKS

         OUR STOCK PRICE HAS HISTORICALLY BEEN VOLATILE, WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO RESELL SHARES WHEN YOU WANT AT PRICES YOU FIND ATTRACTIVE. The trading price of our common stock has been and may continue to be subject to wide fluctuations. During 1998 and the first [nine months] of 1999, the closing sale prices of our common stock on The Nasdaq Stock Market ranged from $3.56 to $14.94. The stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable, and news reports relating to trends in our markets. In addition, the stock market in general, and the market prices for footwear companies in particular, have experienced volatility that may have been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

         MANAGEMENT BENEFICIALLY OWNS APPROXIMATELY 27% OF OUR STOCK; THEIR INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE. As of October 31, 1999, our directors and executive officers beneficially own 3,773,316 shares or approximately 27% of our outstanding common stock. As a result of their beneficial ownership (which assumes options owned by them were exercised), our directors and executive officers could control matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership along with substantial payments owed by the Company under the terms of employment may also have the effect of delaying or preventing a change in control of the Company. In addition, sales of significant amounts of shares held by our directors and executive officers or the prospect of these sales, could adversely affect the market price of our Common stock.

         OUTSTANDING OPTIONS AND WARRANTS MAY EFFECT US NEGATIVELY. As of October 31, 1999, the Company had outstanding options to purchase an aggregate of approximately 2,811,675 shares of Common Stock. Holders of such options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by the options. While options are outstanding, they may adversely affect the terms in which the Company could obtain additional capital and negatively impact the market price for the Company's shares of Common Stock.

         ANTI-TAKEOVER PROVISIONS COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US. Our board of directors has the authority to issue up to five million (5,000,000) shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock may be subject to, and may be adversely affected by, the rights of the holders of any Preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Steven Madden, Ltd. without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. We have no present plans to issue shares of preferred stock. In addition, our charter documents do not permit cumulative voting, which may make it more difficult for a third party to gain control of the our board of Directors.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the Shares by the Selling Securityholder. However, we will receive $7.50 for each warrant that is exercised by the Selling Securityholder, and if all of the warrants owned by the Selling Securityholder are exercised, we will receive a total of $1,500,000. We intend to use all of such proceeds for working capital and general corporate purposes. Pending use of the proceeds, they will be invested in short-term, interest bearing securities or money market funds.


              ISSUANCES OF SECURITIES TO THE SELLING SECURITYHOLDER

         On October 12, 1995, our company engaged Ladenburg, Thalmann & Co. Inc., a registered broker-dealer, as its financial advisor. Under the terms of the engagement agreement, Ladenberg Thalmann agreed to provide such financial consulting services as Steven Madden, Ltd. may reasonably request. As part of the compensation paid to Ladenberg Thalmann, the Company issued to Ladenberg Thalmann a warrant exercisable for 200,000 shares of common stock at an exercise price of $7.50 per share (the fair market value of our common stock at the time of issuance). We also granted Ladenberg Thalmann the right to require the registration of the shares issuable upon the exercise of the warrant with the Securities and Exchange Commission for sale to the public. In August 1999, Ladenberg Thalmann notified us that it was exercising its right to require the registration of the 200,000 shares of common stock issuable upon the exercise of the warrant. As a result, we filed a registration statement with the Securities and Exchange Commission which includes this prospectus. The warrant expires on September 7, 2000.

                             SELLING SECURITYHOLDER

         This prospectus relates to the proposed resale of 200,000 shares of our common stock by Ladenburg, Thalmann & Co., Inc. or its transferees (referred to as the "Selling Securityholders"). None of such shares are currently outstanding and all of such shares are issuable upon exercise of the warrant held by the Selling Securityholder at $7.50 per share.

         Based upon 11,306,643 shares outstanding as of October 31, 1999, the Selling Securityholder beneficially owns approximately 1.8% of the Company's shares of Common Stock outstanding. Following the sale by the Selling Securityholder of all 200,000 Shares, the Selling Securityholder will not beneficially own any shares of the Company's Common Stock.

                              PLAN OF DISTRIBUTION

         Shares of common stock covered hereby may be offered and sold from time to time by the Selling Securityholder. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Securityholder may sell the Shares being offered hereby: (i) on The Nasdaq National Market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price; or (ii) in private sales at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Securityholder and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be
"underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act. We have agreed to indemnify the Selling Securityholder against certain liabilities arising under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Securityholder (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees may be paid by the Selling Securityholder. Broker-dealers may agree with the Selling Securityholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Securityholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Securityholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

         We have advised the Selling Securityholder that the anti-manipulation rules under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Securityholder and their affiliates. The Selling Securityholder have advised us that during such time as the Selling

Securityholder may be engaged in the attempt to sell the Shares registered hereunder, they will:

         - not engage in any stabilization activity in connection with any of our securities;

         - not bid for or purchase any of our securities or any rights to acquire our securities, or attempt to induce any person to purchase any of our securities or rights to acquire our securities other than as permitted under the Exchange Act;

         - not effect any sale or distribution of the Shares until after the prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof; and

         - effect all sales of Shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transaction where no broker or other third party (other than the purchaser) is involved.

         The Selling Securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         In order to comply with the securities laws of certain states, if applicable, our common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have agreed to use its best efforts to maintain the effectiveness of this registration statement with respect to the shares of common stock offered hereunder by the Selling Securityholder. There can be no assurance that the selling securityholders will sell all or any of the shares of common stock offered hereunder.

         We will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders or their transferees. "Selling Securityholders" includes donees and pledgees selling shares received from the named Selling Securityholder after the date of this prospectus.

                                  LEGAL MATTERS

         The validity of our securities offered hereby have been passed upon by Berlack, Israels & Liberman LLP.

                                     EXPERTS

         The consolidated financial statements of Steven Madden, Ltd. included in our annual report on Form 10-K for the year ended December 31, 1998, incorporated by reference in this Prospectus have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                  INDEMNIFICATION OF SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim of indemnification against these liabilities, other than our payment of expense incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of these issues.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other that the date on the front of this document.




                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Available Information......................................................   2
Risk Factors...............................................................   4
Use of Proceeds............................................................  10
Selling Securityholder.....................................................  11
Plan of Distribution.......................................................  12
Legal Matters..............................................................  13
Experts....................................................................  13
Disclosure of Commission
  Position on Indemnification of
  Securities Act Liabilities ..............................................  13





                               STEVEN MADDEN, LTD.

                         200,000 SHARES OF COMMON STOCK






                                   PROSPECTUS










                                December 9, 1999